Contacts:
Dov A. Goldstein, M.D.	Hala Bashir	Aline Schimmel
Vicuron Pharmaceuticals Inc.	WeissComm Partners	Burns McClellan Inc.
610-205-2312	212-204-2080	212-213-0006
dgoldstein@vicuron.com	Hala@weisscommpartners.com	aschimmel@burnsmc.com

VICURON PHARMACEUTICALS APPOINTS CHERYL A. WENZINGER TO BOARD

OF DIRECTORS

— Retired Deloitte & Touche Partner Will Also Oversee Audit Committee —

KING OF PRUSSIA, PA., Sept. 17, 2004 — Vicuron Pharmaceuticals Inc. (Nasdaq and Nuovo Mercato: MICU) today announced that the Company has appointed Cheryl A. Wenzinger to serve on its Board of Directors. Ms. Wenzinger, a retired audit partner with Deloitte & Touche LLP, will also oversee Vicuron’s audit committee.

“Cheryl brings a rare and extremely valuable combination of over 30 years of general financial accounting experience, focused audit committee expertise and a solid overall business background,” said George F. Horner, III, President and CEO of Vicuron. “We are very pleased she has agreed to join our board.”

While a partner at Deloitte & Touche from 1984 to 2000, Ms. Wenzinger served as the lead client service partner for numerous private and public companies predominantly focused on health care, insurance and real estate. She has significant SEC experience with equity and debt offerings and regulatory reporting. She currently serves on the Board of Trustees for Delta Dental Plan of Colorado, where she chairs the audit committee and serves on the strategy and business ethics and corporate compliance committees. She also was recently appointed to the Deloitte & Touche Retired Partners Committee. A member of the Board of Directors of Diversa Corporation since February of 2004, Ms. Wenzinger also serves as the financial expert on its audit committee.

From 1990 to 2000, Ms. Wenzinger was president of the 8,300-member Colorado Society of CPAs. In this role, she formed and chaired the “Blueprint Committee” to align its governance and structure. She served as a member of the Council of the American Institute of CPAs from 1998 through 2002. She has also been active in the Denver community, serving on numerous not-for-profit boards over the years.

Ms. Wenzinger received her bachelor’s degree from the University of Northern Colorado in 1972 and was named the University’s Business Alumni of the Year in 2000.

About Vicuron

Vicuron Pharmaceuticals is a biopharmaceutical company focused on discovering, developing, manufacturing and commercializing vital medicine for seriously ill patients. In May 2004, Vicuron received an approvable letter from the FDA for its lead product anidulafungin for the treatment of esophageal candidiasis. The company’s other lead product, dalbavancin, a novel intravenous antibiotic for the treatment of serious Gram-positive infections, has also completed Phase III clinical trials. The company’s versatile research engine integrates industry-leading expertise in functional genomics, natural products discovery, mechanism-based drug design and combinatorial and medicinal chemistry. These approaches are yielding promising novel and next-generation compounds, many of which are in the later stages of preclinical development. In addition, the company has research and development collaborations with leading pharmaceutical companies, such as Pfizer and Novartis.

Forward-Looking Statements

This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Vicuron’s control. Vicuron faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including the possibilities that clinical trials and the results thereof might be delayed, that the timing of the filing of any new drug application might be delayed, that subsequent clinical trials might indicate that a product candidate is unsafe or ineffective, that any filed new drug application may not be approved by the FDA, that ongoing proprietary and collaborative research might not occur or yield useful results, that a third party may not be willing to license our product candidates on terms acceptable to us or at all, that competitors might develop superior substitutes for their products or market them more effectively, that a sales force may not be developed as contemplated and that one or more of its product candidates may not be commercialized successfully. The reports that Vicuron files with the U.S. Securities and Exchange Commission contain a fuller description of these and many other risks to which Vicuron is subject. Because of those risks, Vicuron’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statement. The information set forth in this news release represents management’s current expectations and intentions. Vicuron assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.

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